THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN PARAGRAPH 1.08(c) HEREOF, IN COMPLIANCE WITH THE REQUIREMENTS OF THE UNIFORM COMMERCIAL CODE, OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 11-9-402.

THE NAME OF THE RECORD OWNER OF THE PROPERTY HEREIN DESCRIBED IS WEST STEWARTS MILL ASSOCIATES, LTD., A GEORGIA LIMITED PARTNERSHIP WHOSE SOLE GENERAL PARTNER IS CHARLES H. LESLEY.

----------------------------------------------------------------

STATE OF GEORGIA

COUNTY OF COBB


                DEED TO SECURE DEBT AND SECURITY AGREEMENT
                ------------------------------------------

          THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (hereinafter referred to as the "Deed") entered into as of this 6th day of August, 1987, by and between WEST STEWARTS MILL ASSOCIATES, LTD., a Georgia limited partnership whose sole general partner is Charles H. Lesley, as Grantor (hereinafter referred to as "Borrower"), and CONFEDERATION LIFE INSURANCE COMPANY, a mutual insurance company incorporated in Canada, as Grantee (hereinafter referred to as "Lender").

                           W I T N E S S E T H:
                           --------------------

          IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower set forth in this Deed, Borrower does hereby grant, bargain, sell, convey, assign, transfer, pledge and set over unto Lender and the successors, successors-in-title and assigns of Lender all of the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (hereinafter referred to collectively as the "Premises"):

          (a) All those parcels of land described in "Exhibit A" attached hereto and made a part hereof (hereinafter referred to as the "Land").

          (b) All improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to such improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Borrower and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Premises, including all extensions, additions, improvements, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Borrower in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, all tradenames, trademarks, servicemarks, logos and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Premises or any part thereof or are now or hereafter acquired by Borrower; and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness described in and to be secured by this Deed (hereinafter referred to as the "Collateral"). The location of the above-described Collateral is also the location of the Land.

          (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Premises or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower.

          (d) All income, rents, issues, profits, and revenues of the Premises from time to time accruing (including without limitation all payments under leases or tenancies, proceeds of insurance, condemnation payments, the inchoate rights of Borrower to tenant security deposits whether held by Borrower or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower, in the same; reserving only the right to Borrower to collect the same so long as Borrower is not in Default hereunder.

          TO HAVE AND TO HOLD the Premises to the use, benefit and behoof of Lender and the successors, successors-in-title and assigns of Lender, IN FEE SIMPLE forever. Borrower covenants that Borrower is lawfully seized and possessed of the Premises as aforesaid, and has good right to convey the same, that the same are unencumbered except for those matters (hereinafter referred to as the "Permitted Encumbrances") expressly set forth in "Exhibit B" attached hereto and made a part hereof. Borrower warrants and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Encumbrances.

          This Deed is intended to operate and is to be construed as a deed passing the title to the Premises to Lender and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the payment of the following described indebtedness (hereinafter referred to collectively as the "Indebtedness"):

          (a) The debt evidenced by that certain real estate note, dated of even date herewith, made by Borrower to the order of Lender in the principal face amount of Three Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($3,725,000.00) with the final payment being due on or before September 1, 2001, together with any and all renewals, modifications, consolidations and extensions of the Indebtedness evidenced thereby (hereinafter referred to as the "Note"); and

          (b) Any and all additional advances made by Lender to protect or preserve the Premises or the security interest created hereby on the Premises, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower's obligations hereunder or for any other purpose provided herein (whether or not the original Borrower remains the owner of the Premises at the time of such advances).

     Should the Indebtedness be paid according to the tenor and effect thereof when the same shall become due and payable, and should Borrower perform all covenants contained in this Deed in a timely manner, then this Deed shall be cancelled and surrendered.

     Borrower hereby further covenants and agrees with Lender as follows:

                                 ARTICLE I
                                 ---------

          1.01 Payment of Indebtedness. Borrower shall pay the Note according to the terms thereof and the remainder of the Indebtedness promptly as the same shall become due.

          1.02  Taxes, Liens and Other Charges.

          (a) Borrower shall pay, on or before the due date thereof, all taxes, assessments, levies, license fees, permit fees and all other charges (in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen) of every character whatsoever (including all penalties and interest thereon) now or hereafter levied, assessed, confirmed or imposed on, or in respect of, or which may be a Lien upon the Premises, or any part thereof, or any estate, right or interest therein, or upon the rents, issues, income or profits thereof, and shall submit to Lender such evidence of the due and punctual payment of all such taxes, assessments and other fees and charges as Lender may require.

          (b) Borrower shall pay, on or before the due date thereof, all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed or charged against, or incurred in connection with, the Note, the other Indebtedness, this Deed or any other instrument now or hereafter evidencing, securing or otherwise relating to the Indebtedness, and shall submit to Lender such evidence of the due and punctual payment of all such taxes, assessments, charges, expenses, costs and fees as Lender may require.

          (c) Borrower shall pay, on or before the due date thereof, all premiums on policies of insurance covering, affecting or relating to the Premises, as required pursuant to paragraph 1.03. Borrower shall submit to Lender such evidence of the due and punctual payment of all such premiums, rentals and other sums as Lender may require.

          (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds to secure debt or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect Lender with respect to the Indebtedness, Borrower will pay any such tax on or before the due date thereof. If Borrower fails to make such prompt payment or if, in the opinion of Lender, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Borrower from making such payment or would penalize Lender if Borrower makes such payment of if, in the opinion of Lender, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Indebtedness and all interest accrued thereon shall, at the option of Lender, become immediately due and payable.

          (e) Borrower will not suffer any mechanic's, materialman's, laborer's, statutory or other Lien (except for ad valorem taxes not yet due and payable) to be filed of record or to remain outstanding against the Premises and not be released (by payment, bonding or otherwise) within the earlier of (i) forty (40) days after the date of filing thereof or (ii) ten
(10) days after Borrower receives actual notice thereof.

          1.03  Insurance.

          (a) Borrower shall procure for, deliver to and maintain for the benefit of Lender during the term of this Deed, original paid insurance policies of such insurance companies (having a "Best's" financial size rating of Class B+:XII or higher) in such amounts, in such form and substance, and covering consecutive twelve (12) month periods as are reasonably acceptable to Lender and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Lender, providing the following types of insurance covering the Premises and the interest and liabilities incident to the ownership, possession and operation thereof:

               (i) insurance against loss or damage by fire, lightning, windstorm, tornado, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief and against such other hazards as may be now or hereafter be included in so-called "extended coverage" forms or endorsements, and as under good insurance practices, from time to time are insured against for properties of similar character and location, the amount of which insurance shall not be less than one hundred (100%) percent of replacement cost with a replacement cost endorsement without deduction for depreciation;

               (ii) rental insurance against loss of rental income arising out of any hazard against which the Premises are required to be insured under subparagraph 1.03(a)(i) above, in an amount not less than one hundred percent (100%) of six (6) months' gross rental income from the Premises;

               (iii) comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and improvements, or the elevators or escalators therein, including, without limitation, coverage against so-called occurrences in a comprehensive general liability policy with a combined single limit for bodily injury and property damage of not less than $1,000,000.00;

               (iv) in the event the Premises is located in an area that has been identified by the U.S. Secretary of Housing and Urban Development as an area having special flood hazards, the Premises must be insured by flood insurance that is provided under the National Flood Insurance Program ("NFIP"), which flood insurance shall be in an amount equal to the lesser or either (a) the outstanding balance of the Note, or (b) the maximum balance of flood insurance available under the NFIP; and

               (v) such other insurance on the Premises or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Lender against other insurable casualties which at the time are commonly insured against in the case of properties of similar character and location, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

          (b) Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this paragraph 1.03, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender, instead of to Borrower and Lender jointly. In the event any insurance company fails to disburse directly and solely to Lender but disburses instead either solely to Borrower or to Borrower and Lender jointly, Borrower agrees immediately to endorse and transfer such proceeds to Lender. Upon the failure of Borrower to endorse and transfer such proceeds as aforesaid, Lender may execute such endorsements or transfers for and in the name of Borrower and Borrower hereby irrevocably appoints Lender as Borrower's agent and attorney-in-fact so to do. Except as set forth in paragraph 1.06(f) and in paragraph 1.19, after deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Lender may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Indebtedness, whether or not due and in whatever order Lender elects, and (ii) to the repair and/or restoration of the Premises, and/or (iii) for any other purposes or objects for which Lender is entitled to advance funds under this Deed, all without affecting the security interest created by this Deed; and any balance of such moneys then remaining shall be paid to Borrower or the person or entity lawfully entitled thereto.

          (c) At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this paragraph 1.03, a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Borrower shall deliver to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed or any other transfer of title to the Premises in extinguishment or partial extinguishment of the Indebtedness, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or to Lender, as the case may be, and Lender is hereby irrevocably appointed by Borrower as attorney-in-fact for Borrower to assign any such policy to said purchaser or to Lender, as the case may be, without accounting to Borrower for any unearned premiums thereon. Without limiting the provisions of paragraph 1.03(a), all policies to be obtained pursuant to this paragraph 1.03 shall oblige unequivocally the issuers thereof to provide at least thirty (30) days' written notice prior to cancellation, expiration or modification of any of the policies. In addition, none of the insurance policies and renewals shall contain any co-insurance provisions.

          1.04 Monthly Deposits. At the option of Lender and further to secure the payment of the taxes and assessments referred to in paragraph
1.02 and the premiums on the insurance referred to in paragraph 1.03, Borrower shall deposit with Lender, on the due date of each installment under the Note, such amounts as, in the estimation of Lender, shall be necessary to pay such charges at least thirty (30) days before they become due; said deposits to be held by Lender, in a non-interest bearing account, free of any liens or claims on the part of creditors of Borrower and as part of the security of Lender, and to be used by Lender to pay current taxes and assessments and insurance premiums on the Premises as the same accrue and are payable. Payment from such sums for such purposes shall be made by Lender at its discretion and may be made even though such payments will benefit subsequent owners of the Premises. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Lender. If such deposits are insufficient to pay the taxes and assessments and insurance premiums in full as the same become payable, Borrower will deposit with Lender such additional sum or sums as may be required in order for Lender to pay such taxes and assessments and insurance premiums in full. Upon any default in the provisions of this Deed or the Note, or any instrument evidencing, securing or in any way relating to the Indebtedness, Lender may, at its option, apply any money in the fund resulting from such deposits to the payment of the Indebtedness in such manner as it may elect.

          1.05 Condemnation. Subject to paragraph 1.19, if all or any material portion of the Premises shall be damaged or taken through condemnation (which term when used in this Deed shall include any damage or taking by any governmental or quasi-governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire Indebtedness shall, at the option of Lender, immediately become due and payable. Borrower, immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution of any action or proceeding for the taking through condemnation of the Premises or any part thereof, will notify Lender, and Lender is hereby authorized, at its option, to commence, appear in and prosecute, through counsel selected by Lender, in its own (or, if Borrower shall be in default under this Deed, in Borrower's) name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Borrower to Lender, and Lender s authorized, at its option, to collect and receive all such compensation, awards or damages and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages. After deducting from such condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney's fees, Lender, subject to paragraph 1.19, may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Indebtedness, whether or not due and in whatever order Lender elects, (ii) to the repair and/or restoration of the Premises and/or (iii) for any other purposes or objects for which Lender is entitled to advance funds under this Deed, all without affecting the security interest created by this Deed, and any balance of such moneys then remaining shall be paid to Borrower or any other person or entity lawfully entitled thereto. Borrower agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Lender may require. If, prior to the receipt by Lender of such award or proceeds, the Premises shall have been sold on foreclosure of this Deed, or under the power of sale herein granted, Lender shall have the right to receive such award or proceeds to the extent of any unpaid Indebtedness following such sale, with legal interest thereon, whether or not a deficiency judgment on this Deed or the Note shall have been sought or recovered, and to the extent of reasonable counsel fees, costs and disbursements incurred by Lender in connection with the collection of such award or proceeds.

          1.06  Care of Premises.

          (a) Borrower will keep the buildings, parking areas, roads and walkways, recreational facilities, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste or will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Premises or any other party thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Premises.

          (b) Borrower will not remove, demolish or alter the structural character of any improvement located on the Land without the written consent of Lender.

          (c) If the Premises or any part thereof is damaged by fire or other cause, Borrower will give immediate written notice thereof to Lender.

          (d) Lender or its representative is hereby authorized to enter upon and inspect the Premises at any time during normal business hours.

          (e) Borrower will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof.

          (f) If all or any part of the Premises shall be damaged by fire or other casualty, Borrower will promptly restore the premises to the equivalent of its original condition. If a part of the Premises shall be damaged through condemnation, Borrower will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Lender. Notwithstanding the foregoing, Borrower shall not be obligated so to restore, repair or alter unless in each instance, Lender agrees to make available to Borrower (pursuant to a procedure satisfactory to Lender) any net insurance or condemnation proceeds actually received by Lender hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration, repair or alteration. Provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration, repair or alteration shall in no way relieve Borrower of its obligation to restore, repair or alter. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, Borrower shall promptly deposit with Lender a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Lender in its good faith judgment) exceeds the actual net insurance or condemnation proceeds with respect to such damage or destruction. In the event any insurance or condemnation proceeds are in excess of the amount necessary to effect repairs, then those excess proceeds are to be paid to Lender to be applied as set forth in paragraph 1.03(b).

          (g) Borrower makes the following covenants to and for the benefit of Lender: Borrower has not used or suffered and will not use or suffer the use of the Land as a landfill or as a dump for garbage or refuse, or as a site for storage, treatment, or disposal of hazardous wastes, hazardous substances, or toxic substances (defined as "hazardous waste" or "hazardous substance" under Section 1004 of the Federal Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or Section 101 of the Comprehensive Environmental Responses, Compensation, and Liability Act, 42 U.S.C. Section 9601); Borrower has not used or suffered and will not use or suffer the use of the Land or any other property or facility owned or operated by Borrower in any manner other than in full compliance with all applicable federal, state, or local environmental laws and regulations regulating the discharge of solid, liquid, or gaseous waste into the environment or the placement of structure or materials into waters of the United States of America.

          1.07  Leases, Contracts, Etc.

          (a) As additional collateral and further security for the Indebtedness, Borrower hereby assigns to Lender Borrower's interest in any and all leases, tenant contracts, rental agreements, franchise agreements, management contracts, construction contracts and other contracts, licenses and permits now or hereafter affecting the Premises, or any part thereof, and Borrower agrees to execute and deliver to Lender such additional instruments, in form and substance satisfactory to Lender, as may hereafter be requested by Lender further to evidence and confirm said assignment. Provided, however, that acceptance of any such assignment shall not be construed as a consent by Lender to any lease, tenant contract, rental agreement, franchise agreement, management contract, construction contract or other contract, license or permit, or to impose upon Lender any obligation with respect thereto. Borrower shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Borrower to be kept and performed and shall at all times do all things necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder. Borrower shall not be entitled to enter into, modify and cancel any leases without the prior written consent of Lender. If an Event of Default shall have occurred under this Deed, Borrower shall not cancel or permit the cancellation of any such lease, tenant contract, rental agreement, franchise agreement, management contract, construction contract, or other contract, license or permit, or modify any of said instruments, or accept, or permit to be made, any prepayment of any installment of rent or fees thereunder (except for security deposits and the usual prepayment of rent which results from the acceptance by a landlord on the first day of each month of the rent for that month).

          (b) Borrower shall not execute an assignment of the income, rents, issues or profits, or any part thereof, from the Premises unless Lender shall first consent to such assignment and unless such assignment shall expressly provide that it is subordinate to the assignment contained in this Deed and any assignment executed pursuant hereto or concerning the Indebtedness.

          (c) Borrower shall furnish to Lender, within ten (10) days after a request by Lender to do so, a sworn statement setting forth the names of all lessees and tenants of the Premises, the terms of their respective leases, tenant contracts or rental agreements, the space occupied, and the rentals payable thereunder, and stating whether any defaults, off-sets or defenses exist under or in connection with any of said leases, tenant contacts or rental agreements.

          (d) Each lease, tenant contract and rental agreement pertaining to the Premises, or any part thereof, shall provide that, in the event of the enforcement by Lender of the remedies provided by law or by this Deed, the lessee or tenant thereunder will, upon request of Lender or any other person or entity succeeding to the interest of Lender as a result of such enforcement, automatically become the lessee or tenant of Lender or said successor in interest, without change in the terms or other provisions of said lease, tenant contract or rental agreement; provided, however, that neither Lender nor any such successor in interest shall be bound by (i) any payment of rental or additional rental for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee or tenant of its obligations under such lease, tenant contract or rental agreement (and then only if such prepayments have been deposited with and are under the control of Lender); or (ii) any amendment or modification of said lease, tenant contract or rental agreement made without the express written consent of Lender or said successor in interest.

          (e) Notwithstanding any other provisions of this Deed, Borrower shall not hereafter enter into any lease, tenant contact, rental agreement, franchise agreement, management contract or other contract, license or permit affecting the Premises or any part thereof, except upon the following conditions: (i) each such instrument shall contain a provision that the rights of the parties thereunder are expressly subordinate to all of the rights and title of Lender under this Deed; and (ii) any such instrument shall contain a provision whereby the parties thereunder expressly recognize and agree that, notwithstanding such subordination, Lender may sell the premises in the manner provided in Article II, and thereby, at the option of Lender, sell the same subject to such instrument.

          1.08  Security Agreement.

          (a) With respect to the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, inventory, accounts, farm products, consumer goods and general intangibles referred to or described in this Deed, or in any way connected with the use and enjoyment of the Premises, this Deed is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Premises in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. Upon request by Lender, at any time and from time to time, a financing statement or statements reciting this Deed to be a security agreement affecting all of such property shall be executed by Borrower and Lender and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Lender's sole election. Borrower and Lender agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Borrower and Lender that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Deed, or (iii) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (i) the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) Borrower's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Lender as determined by this Deed or affect the priority of Lender's security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Lender in the event any court shall at any time hold with respect to the foregoing clauses (i), (ii) or (iii) of this sentence, that notice of Lender's - priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

          (b) Borrower warrants that (i) Borrower's name, identity or corporate structure and residence or principal place of business are as set forth in subparagraph 1.08(c) hereof; (ii) Borrower has been using or operating under such name, identity or corporate structure without change for the time period set forth in subparagraph 1.08(c) hereof; and (iii) the location of the Collateral is upon the Land. Borrower covenants and agrees that Borrower will furnish Lender with notice of any changes in the matters addressed by clauses (i) or (iii) of this subparagraph 1.08(b) within thirty (30) days of the effective date of such changes and Borrower will promptly execute any financing statements or other instruments deemed necessary by Lender to prevent any filed financing statement from becoming misleading or losing its perfected status.

          (c) The information contained in this subparagraph 1.08(c) is provided in order that this Deed shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia, for instruments to be filed as financing statements. The name of the "Debtor" and the "Secured Party", the identity or corporate structure and residence or principal place of business of "Debtor", and the time period for which "Debtor" has been using or operating under such name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit C attached hereto and made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in
Schedule 2 of Exhibit C attached hereto; and a statement indicating the types or describing the items of collateral is set forth above.

          1.09 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Lender, Borrower will execute and deliver to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and or refiled at such time and in such offices and places as shall be reasonably required by Lender, any and all such other and further deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (i) the obligation of Borrower under the Note and under this Deed and (ii) the security interest created by this Deed as a first and prior security interest upon and security title in and to all of the Premises, whether now owned or hereafter acquired by Borrower. Upon any failure by Borrower so to do, Lender may execute, record, file, re-record and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do. The security title of this Deed and the security interest created hereby will automatically attach, without further act, to all after-acquired property attached to or used in the operation of the Premises or any part thereof.

          1.10 Expenses. Borrower will pay or reimburse Lender, upon demand therefor, all attorney's fees, costs and expenses reasonably incurred by Lender in any suit, action, legal proceeding or dispute of any kind in which Lender is made a party or appears as party plaintiff or defendant, affecting the Indebtedness, this Deed or the interest created herein, or the Premises, including, but not limited to, the exercise of the power of sale contained in this Deed, any condemnation action involving the Premises or any action to protect the security thereof, and any such amounts paid by Lender shall be added to the Indebtedness and shall be secured by this Deed.

          1.11 Estoppel Affidavits. Borrower, upon ten (10) days' prior written notice, shall furnish Lender a written statement, duly acknowledged, setting forth, to the knowledge of Borrower, the unpaid principal of, and interest on, the Indebtedness, stating whether or not any offsets or defenses exist against the Indebtedness, or any portion thereof, and, if such offsets or defenses exist, stating in detail the specific facts relating to each such offset or defense.

          1.12 Subrogation. To the full extent of the Indebtedness, Lender is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Premises which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Lender as additional collateral and further security for the Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Lender had they been duly and legally assigned, transferred, set over and delivered unto Lender by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and cancelled of record.

          1.13 Books, Records, Accounts and Annual Reports. Borrower shall keep and maintain or shall cause to be kept and maintained, at Borrower's cost and expense, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Premises and in connection with any services, equipment or furnishings provided in connection with the operation of the premises. Lender, by Lender's agents, accountants and attorneys, shall have the right from time to time to examine such books, records and accounts at the office of Borrower or such other person or entity maintaining such books, records and accounts, to make copies or extracts thereof as Lender shall desire and to discuss Borrower's affairs, financings and accounts with Borrower and with the officers and principals of Borrower, at such reasonable times as may be requested by Lender. Borrower will furnish to Lender annually within ninety (90) days after the end of each of Borrower's fiscal years an audited financial statement for the Premises for such fiscal year sworn to by Borrower, satisfactory to Lender, itemizing items of income and expense, containing a profit and loss statement, a balance sheet, a certified rent roll and all supporting schedules covering the operation of the Premises, all in reasonable detail and certified as being true and correct by the Borrower or its general partner Borrower will furnish to Lender, at any time within thirty (30) days after demand by Lender, unaudited statements, certified by Borrower's principal financial or accounting officer, covering such financial matters as Lender may reasonably request, including, without limitation, monthly operating statements with respect to the Premises. Notwithstanding the foregoing provisions of this paragraph, in the event a Default has occurred hereunder or under any other Loan Document, Lender shall have the right to require that such annual financial statement shall be an audited statement prepared by an independent certified public accountant, satisfactory to Lender, and containing the unqualified certification of such accountant who shall have examined and certified the accuracy of such audit.

          1.14 Limit of Validity. If, from any circumstances whatsoever, fulfillment of any provision of this Deed or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this paragraph 1.14 shall control every other provision of this Deed and of the Note.

          1.15 No Default Affidavits. At Lender's request, all payments made under the Note or hereunder shall be accompanied by the affidavit of Borrower or a principal financial or accounting officer of Borrower, dated within five (5) days of the delivery of such payment to Lender, swearing that he knows of no Default (as hereinafter defined), nor of any circumstances which after notice or lapse of time or both would constitute a Default, which has occurred and is continuing or, if any such Default has occurred and is continuing, specifying the nature and period of existence thereof and the action Borrower has taken or proposes to take with respect thereto and, except as otherwise specified, stating that Borrower has fulfilled all of Borrower's obligations under this Deed which are required to be fulfilled on or prior to the date of such affidavit.

          1.16 Use and Management of Premises. Borrower shall at all times operate the Premises as described in Exhibit D, attached hereto and by this reference made a part hereof. Borrower shall not be permitted to alter or change the use of the Premises or to abandon the Premises without the prior written consent of Lender.

          1.17 Conveyance of Premises. Borrower hereby acknowledges to Lender that (i) the identity and expertise of Borrower were and continue to be material circumstances upon which Lender has relied in connection with, and which constitute valuable consideration to Lender for, the extending to Borrower of the Indebtedness evidenced by the Note and (ii) any changes in such identity or expertise could materially impair or jeopardize the security for the payment of the Note granted to Lender by this Deed. Borrower therefore covenants and agrees with Lender, as part of the consideration for the extending to Borrower of the Indebtedness evidenced by the Note, that (i) no person or entity other than Charles H. Lesley shall be the general partner of Borrower or shall manage or control the business affairs of Borrower and that (ii) Borrower shall not encumber, pledge, sell, convey, transfer or assign without the prior written consent of Lender, which consent shall not be unreasonably withheld, any or all of its interest in the Premises. Upon request by Borrower, Lender will consider any requested transfer and evaluate the general credit standing, management ability and other factors deemed material by Lender and will either approve or deny the requested transfer. However, such approval or denial will be at the reasonable discretion of Lender. In the event Lender approves such transfer, a transfer fee in an amount equal to one percent (1%) of the original principal amount of the Note will be charged by Lender. In the event, without obtaining Lender's prior written consent,
(i) any person or entity other than Charles H. Lesley shall become a general partner of Borrower or obtain the power to manage or control the business affairs of Borrower or (ii) the Borrower shall sell, assign, transfer or further pledge, hypothecate or otherwise encumber the Premises or any of its interest therein, then Lender, at its option and without notice, may declare the entire Indebtedness immediately due and payable in full, whereupon it shall be so due and payable. No approval of Lender shall be required for transfers of limited partnership interests in Borrower to the extent that the transfers do not affect the ability of Charles H. Lesley to manage and control Borrower.

          1.18 Acquisition of Collateral. Borrower shall not acquire any portion of the personal property covered by this Deed subject to any security interest, conditional sales contract, title retention arrangement or other charge or lien taking precedence over the security title and lien of this Deed.

          1.19  Repairs and Reconstruction.

          (a) Notwithstanding paragraph 1.03(b) and paragraph 1.05, if any portion or portions of the Premises are damaged or destroyed or are the subject of a partial condemnation other than as described in subparagraph 1.19(a)(v), and such damage, destruction or condemnation results in the need for repair, rebuilding or restoration work to be performed on the Premises (such repair, rebuilding or restoration being herein called the "Work"), Lender shall allow Borrower to use the amount by which the proceeds of all insurance policies, judgments, settlements, or awards exceed the cost, if any, to Lender for the recovery thereof (said net amount being hereinafter called the "Proceeds") for the Work, so long as the following conditions have been met:

          (i) No Default or Event of Default exists hereunder or under any of the agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Note or this Deed or the Indebtedness;

          (ii) Borrower shall have delivered evidence satisfactory to Lender that the affected improvements may be reconstructed in accordance with all applicable zoning, building code, and other governmental requirements and that, upon completion of the Work, the condition of the affected improvements will be at least equal in value and general utility to that which existed on the date of this Deed;

          (iii) Borrower shall have delivered evidence satisfactory to Lender that sufficient funds, including the Proceeds, are available to perform the Work and that the Work is capable of completion prior to the maturity of the Note; and

          (iv) In the event of a casualty loss, and Borrower has delivered evidence satisfactory to Lender that business income insurance proceeds payable to Borrower as a result of the damage or destruction, income from the Property or any other funds of Borrower are sufficient to cover debt service on the Note during the period the Work is being performed. In the event of a condemnation loss, Borrower has delivered evidence satisfactory to Lender that income from the Property business income insurance proceeds payable to Borrower as a result of the damage or destruction or any other funds of Borrower, sufficient to cover debt service on the Note during the period the Work is being performed.

          (v) In the event of damage or a taking by condemnation, the condemnation must not affect the following portions of the Premises:

               (A) any portion or portions of the buildings or other structures located on the Land or other support or foundation of any portion or portions of the buildings or structures on the Land;

               (B) ten percent (10%) or more of the parking area of the Premises; or

               (C) any portion or portions of the Land which, when so damaged or taken, would result either in (1) a lack of access to the Collateral from the publicly dedicated rights-of-way now adjoining the Land, or (2) failure of the Collateral to comply with any building code, zoning or other governmental laws or regulations.

          (vi) the cost to complete the Work, as determined by Lender in its sole discretion, is completely covered by insurance or is covered by additional money deposited by Borrower with Lender.

          (b) If the conditions set forth in subparagraph 1.19(a) are satisfied, Lender shall make the Proceeds available to Borrower for the Work only upon the following terms and conditions:

          (i) Borrower shall execute and deliver to Lender a copy of a contract with a contractor acceptable to Lender setting forth a fixed price for the Work and a completion date acceptable to Lender;

          (ii) Borrower shall demonstrate to Lender that the Proceeds are at least equal to the fixed price of the Work as set forth in said contract or shall deposit with Lender funds in the amount by which such fixed price exceeds the Proceeds;

          (ii) The Proceeds, plus any additional funds deposited by Borrower, shall be received and held by Lender and disbursed in accordance with safeguards used by Lender in connection with its construction loans, including, without limitation, the following, and Borrower shall reimburse Lender for costs and expenses incurred in connection with such disbursements:

          (A) Requests for disbursements will be accompanied by lien waivers satisfactory to Lender covering the portion of the Work for which payment or reimbursements is being requested, and by evidence that no mechanics' or other liens have been filed of record since the date of the previous disbursement, unless the same has been released of record;

          (B) No uncured default on the part of Borrower shall exist hereunder or under any of the agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Note or this Deed or the Indebtedness;

          (C) The Work shall be supervised by an architect or engineers and performed in accordance with plans and specifications prepared by such architect or engineer and reasonably acceptable to Lender;

          (D) The final request for disbursement shall be accompanied by a copy of such certificate or certificates as are required by law to render the occupancy of the improvements on the Premises legal; and

          (E) Upon completion of and final payment for the Work, the remaining Proceeds, at the option of Lender, either shall be applied to the Indebtedness in such order as Lender shall elect or shall be paid over to Borrower; provided, however, that in either event all remaining funds deposited by Borrower for excess costs shall be refunded to Borrower.

          (iv) Borrower otherwise shall comply with the terms and conditions of this Deed and the agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Note or this Deed or the Indebtedness during the performance of the Work.

          (c) In the event any one (1) or more of the conditions set forth in subparagraph 1.19(a) is not satisfied, Lender may elect, at its sole option and in its sole discretion, to apply the Proceeds against the balance of the Indebtedness, whether or not due and in whatever order Lender elects, and if Lender elects to apply such proceeds to the principal payment due under the Note at maturity or to monthly payments thereunder, the then outstanding principal balance of the Loan shall be reamortized (based on a 30-year amortization schedule) and the monthly payments adjusted accordingly.

          (d) If an Event of Default shall occur hereunder and, to the extent permitted hereby, not be cured, or if Borrower shall fail diligently to pursue and complete the Work, Lender may, at its sole option and its sole discretion, apply any undisbursed Proceeds and any of Borrower's deposits against the balance of the Indebtedness, and if Lender elects to apply such Proceeds to the principal payment due under the Note at maturity or to monthly payments thereunder, regular monthly payments thereunder shall continue to be due without interruption and shall be reduced in accordance with subparagraph 1.19(c) above. Lender shall have no obligation to pay interest to Borrower on any amounts held by Lender pursuant to this paragraph 1.19.

                                ARTICLE II
                                ----------

          2.01 Default. The terms "Default", "Defaults" or "Event of Default", wherever used in this Deed, shall mean any one or more of the following events:

          (a) Subject to the five-day period for notice and cure in Paragraph 16 of the Note, failure by Borrower to pay as and when due and payable any portion of the Indebtedness; or

          (b) Failure by Borrower duly to observe or perform any other term, covenant, condition or agreement of this Deed; or

          (c) Failure by Borrower duly to observe or perform any term, covenant, condition or agreement in any loan agreement, assignment of leases or any other agreement now or hereafter evidencing, securing or otherwise relating to the Note or this Deed or the Indebtedness; or

          (d) Any warranty of Borrower contained in this Deed or in any loan agreement, assignment of leases or any other agreement now or hereafter evidencing or securing or otherwise relating to the Note or this Deed or the Indebtedness proves to be untrue or misleading in any material respect; or

          (e) The filing by Borrower or any endorser or guarantor of the Note of a voluntary petition in bankruptcy or the filing by Borrower or any such endorser or guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower's or any such endorser's or guarantor's seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Borrower, such endorser or guarantor, or of all or any substantial part of the premises or of any other property or assets of Borrower, such endorser or guarantor, or of any or all of the income, rents, issues, profits or revenues thereof, or the making by Borrower, or any endorser or guarantor, of any general assignment for the benefit of creditors, or the admission in writing by Borrower, or any such endorser or guarantor, of its inability to pay its debts generally as they become due or the commission by Borrower or any such endorser or guarantor of an act of bankruptcy; or

          (f) The filing of a petition against Borrower, or any endorser or guarantor of the Note, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors or the appointment of any trustee, receiver or liquidator of Borrower, or of any such endorser or guarantor or of all or any substantial part of the Premises or of any or all of the income, rents, issues, profits or revenues thereof unless such petition shall be dismissed within thirty (30) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

          (g) The Premises are subjected to actual or threatened waste, or any part thereof is removed, demolished or materially altered without the prior written consent of Lender; or

          (h) Borrower or any endorser or guarantor of the Note (if a corporation) is liquidated or dissolved or its charter expires or is revoked, or Borrower or such endorser or guarantor (if a partnership or business association) is dissolved or partitioned and not reconstituted within sixty (60) days of such dissolution; or

          (i) Borrower sells, assigns, conveys or transfers or contracts to sell, assign, convey or further pledges, hypothecates or otherwise encumbers the Premises 50% or more of the partnership interests of Borrower or 50% or more of the stock of Borrower, except in accordance with paragraph 1.17 of this Deed.

          2.02 Acceleration of Maturity. If a Default shall have occurred, then the entire Indebtedness shall, at the option of Lender, immediately become due and payable without further notice or demand, time being of the essence of this Deed; and no omission on the part of Lender to exercise such option when entitled to do so shall be construed as a waiver of such right.

          2.03  Right to Enter and Take Possession.

          (a) If a Default shall have occurred, Borrower, upon demand of Lender, shall forthwith surrender to Lender the actual possession of the Premises and if, and to the extent permitted by law, Lender itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Premises without the appointment of a receiver or an application therefor, and may exclude Borrower and its agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower.

          (b) If Borrower shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by Lender, Lender may obtain a judgment or decree conferring upon Lender the right to immediate possession or requiring Borrower to deliver immediate possession of the Premises to Lender, and Borrower hereby specifically covenants and agrees that Borrower will not oppose, contest or otherwise hinder or delay Lender in any action or proceeding by Lender to obtain such judgment or decree. Borrower will pay to Lender, upon demand, all expenses of obtaining such judgment or decree, including reasonable fees to its attorneys and all such expenses and fees shall, until paid, become part of the Indebtedness and shall be secured by this Deed.

          (c) Upon every such entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Premises and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personally and other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all rights and powers of Borrower to the same extent as Borrower could in its own name or otherwise act with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Lender, all as Lender from time to time may determine to be in its best interest. Lender may collect and receive all the income, rents, issues, profits and revenues from the Premises, including those past due as well as those accruing thereafter, and Lender may apply any moneys and proceeds received by Lender, in whatever order or priority Lender in its sole discretion may determine, to the payment of (i) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (ii) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (iii) the cost of such insurance; (iv) such taxes, assessments and other similar charges as Lender may at its option pay; (v) other proper charges upon the Premises or any part thereof; (vi) the reasonable fees, expenses and disbursements of the attorneys of Lender;
(vii) accrued interest; (viii) deposits required in paragraph 1.04 and other sums required to be paid under this Deed; or (ix) overdue installments of principal. Anything in this paragraph 2.03 to the contrary notwithstanding, Lender shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Lender of its rights under this Deed, and Lender shall be liable to account only for the rents, incomes, issues, profits and revenues actually received by Lender.

          (d) In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed shall be paid and all Defaults shall be cured, and as a result thereof, Lender surrenders possession of the Premises to Borrower, the same right of taking possession shall continue to exist if any subsequent Default shall occur.

          2.04 Performance by Lender. If Borrower shall Default in the payment, performance or observance of any term, covenant or condition of this Deed, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Lender with interest thereon at the default rate provided in the Note. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Lender is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower.

          2.05 Receiver. If a Default shall have occurred, Lender, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Premises and to collect and apply the incomes, rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia. Borrower will pay to Lender upon demand all expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this paragraph 2.05, and any such amounts paid by Lender shall be added to the Indebtedness and shall be secured by this Deed.

          2.06  Enforcement.

          (a) If a Default shall have occurred, Lender, at its option, may sell the Premises or any part of the Premises at one or more public sale or sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the Indebtedness, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney's fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Lender may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises in fee simple, with full warranties of title and, to this end, Borrower hereby constitutes and appoints Lender the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title and equity that Borrower may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Borrower. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Indebtedness. In the event of any sale under this Deed by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Premises may be sold as an entirety or in separate parcels and in such manner or order as Lender, in its sole discretion, may elect, and if Lender so elects, Lender may sell the personal property covered by this Deed at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of Georgia, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Premises are sold or the Indebtedness is paid in full. If the Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Lender may at its option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Lender may determine.

          (b) If a Default shall have occurred, Lender may, in addition to and not in abrogation of the rights covered under subparagraph 2.06(a), either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term, covenant, condition or agreement of this Deed or any other right and (ii) to pursue any other remedy available to it, all as Lender at its sole discretion shall elect.

          2.07 Purchase by Lender. Upon any foreclosure sale or sales of all or any portion of the Premises under the power herein granted, Lender may bid for and purchase the Premises and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

          2.08 Application of Proceeds of Sale. In the event of a foreclosure or a sale of all or any portion of the Premises under the power herein granted, the proceeds of said sale shall be applied, in whatever order Lender in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith, including attorney's fees, to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Lender, to payment of the outstanding principal balance of the Indebtedness, or to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Borrower or to the person or entity lawfully entitled thereto.

          2.09 Borrower as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

          2.10 Waiver of Appraisement, Valuation, etc. Borrower agrees, to the full extent permitted by law, that in case of a Default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed, or the absolute sale of the Premises or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed marshalled upon any foreclosure or sale under the power herein granted.

          2.11 Waiver of Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Indebtedness, or any part thereof.

          2.12 Leases. Lender, at its option, is authorized to foreclose this Deed subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defense to any proceedings instituted by Lender to collect the Indebtedness.

          2.13 Discontinuance of Proceedings. In case Lender shall have proceeded to enforce any right, power or remedy under this Deed by foreclosure, entry or otherwise or in the event Lender commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Lender, then in every such case (i) Borrower and Lender shall be restored to their former positions and rights, (ii) all rights, powers and remedies of bender shall continue as if no such proceeding had been taken, (iii) each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Default and (iv) neither this Deed, nor the Note, nor the Indebtedness, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Borrower hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

          2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Lender by this Deed is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute.

          2.15  Waiver.

          (a) No delay or omission by Lender or by any holder of the Note to exercise any right, power or remedy accruing upon any breach or Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Default, or acquiescence therein, and every right, power and remedy given by this Deed to Lender may be exercised from time to time and as often as may be deemed expedient by Lender. No consent or waiver, expressed or implied, by Lender to or of any breach or Default by Borrower in the performance of the obligations of Borrower hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligation of Borrower hereunder. Failure on the part of Lender to complain of any act or failure to act or to declare a Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies of Lender hereunder.

          (b) No act or omission by Lender shall release, discharge, modify, change or otherwise affect the original liability under the Note, this Deed or any other obligation of Borrower or any subsequent purchaser of the Premises or any part thereof, or any maker, co-signer, endorser, surety or guarantor, or preclude Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default, or alter the security title, security interest or lien of this Deed except as expressly provided in an instrument or instruments executed by Lender. Without limiting the generality of the foregoing, Lender may (i) grant forbearance or an extension of time for the payment of all or any portion of the Indebtedness; (ii) take other or additional security for the payment of the Indebtedness; (iii) waive or fail to exercise any right granted hereunder or in the Note; (iv) release any part of the Premises from the security interest or lien of this Deed or otherwise may change any of the terms, covenants, conditions or agreements of the Note or this Deed; (v) consent to the filing of any map, plat or replat affecting the Premises; (vi) consent to the granting of any easement or other right affecting the Premises; (vii) make or consent to any agreement subordinating the security title, security interest or lien hereof; or (viii) take or omit to take any action whatsoever with respect to the Note, this Deed, the Premises or any document or instrument evidencing, securing or in any way relating to the Indebtedness; all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Lender from exercising any such right, power or privilege or affecting the security title, security interest or lien of this Deed. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Premises, Lender, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Premises or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing and/or discharging any liabilities, obligations or undertakings.

          2.16 Suits to Protect the Premises. After first giving notice to Borrower as herein provided, Lender shall have the power to institute and maintain such suits and proceedings as it may deem expedient (i) to prevent any impairment of the Premises by any acts which may be unlawful or constitute a Default under this Deed, (ii) to preserve or protect its interest in the Premises and in the incomes, rents, issues, profits and revenues arising therefrom and (iii) (after consultation with Borrower) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lender.

          2.17 Proof of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, its creditors or its property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceeding for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

          2.18 Waiver of Borrower's Rights. BY EXECUTION OF THIS DEED AND BY INITIALING THIS PARAGRAPH 2.18, BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF LENDER TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO LENDER TO SELL THE PREMISES BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY BORROWER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED; (B) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO LENDER, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT BORROWER HAS READ THIS DEED AND ANY AND ALL QUESTIONS OF BORROWER REGARDING THE LEGAL EFFECT OF THIS DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO BORROWER, AND BORROWER HAS CONSULTED WITH COUNSEL OF BORROWER'S CHOICE PRIOR TO EXECUTING THIS DEED AND INITIALING THIS PARAGRAPH 2.18; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS DEED IS VALID AND ENFORCEABLE BY LENDER AGAINST BORROWER IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

                    INITIALED BY BORROWER:


                    ----------------------

                                ARTICLE III

          3.01 Successors and Assigns. This Deed shall inure to the benefit of and be binding upon Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns. Whenever a reference is made in this Deed to "Borrower" or "Lender", such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, general partners, successors-in-title and assigns of Borrower and Lender, as the case may be. The provisions of this paragraph 3.01 are subject to the restrictions on transfer contained in paragraph 1.17.

          3.02 Terminology. All personal pronouns used in this Deed whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and paragraphs are for convenience only and neither limit nor amplify the provisions of this Deed, and all references herein to articles, paragraphs or subparagraphs shall refer to the corresponding articles, paragraphs, or subparagraphs of this Deed, unless specific reference is made to articles, paragraphs or subparagraphs of another document or instrument.

          3.03 Severability. If any provision of this Deed or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          3.04 Applicable Law. This Deed shall be interpreted, construed and enforced according to the laws of the State of Georgia.

          3.05 Notices. Any and all notices, elections or demands permitted or required to be made under this Deed shall be in writing, signed by the party giving such notice, election or demand, and shall be delivered personally, or sent by registered or certified United States mail, postage prepaid, to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The date of any such notice, election or demand shall be the date of delivery thereof (or initial attempted delivery if the same is refused or is otherwise not accepted or deliverable) whether delivered personally or by mail as aforesaid. For the purposes of this Deed:

          The address of Borrower is:

          West Stewarts Mill Associates, Ltd.
          1815 The Exchange
          Suite 200
          Atlanta, Georgia 30339

          With a copy to:

          James A. Fleming
          Long, Aldridge & Norman
          2 Concourse Parkway
          Suite 750
          Atlanta, Georgia 30328

          The address of Lender is:

          Confederation Life Insurance Company
          321 Bloor Street East
          Toronto, Canada M4W lH1
          Attention:  Diane Lucci
                      Mortgage Administration Department

          With a copy to:

          Standard Mortgage Corporation
          5871 Glenridge Drive
          Suite 200
          Atlanta, Georgia 30328
          Attention:  Joseph Montgomery

          and

          Alston & Bird
          100 Galleria Parkway
          Suite 1200
          Atlanta, Georgia 30339
          Attention:  A. James Elliott

Each party has the right to substitute a different recipient of notice for any one recipient of notice set forth herein, which notice of substitution shall be in writing as provided herein.

          3.06 Replacement of Note. Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Deed to the Note shall be deemed to refer to such replacement Note.

          3.07 Exculpation and Limitation. Except as set forth in paragraph 7 of the Note and paragraph XXV of the Assignment of Lessor's Interest in Lease, Lender expressly agrees that the personal liability of Borrower under the Note and with respect to the Indebtedness evidenced by the Note, and under this Deed and under any other instrument given to evidence or secure the obligations of Borrower under the Note, shall be strictly and absolutely limited to the Premises.

          3.08 Assignment. This Deed is assignable by Lender, and any assignment hereof by Lender shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Lender.

          3.09 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Deed, the Note and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

          3.10 Consents and Approvals. Wherever the consent or approval of Lender is required by this Deed, such consent or approval shall not be unreasonably withheld.

          3.11 Right to Notice and Cure. Notwithstanding anything to the contrary herein contained or contained in the Note, Lender agrees that it will not accelerate the maturity of the Indebtedness and will not exercise any of its other rights and remedies hereunder or under the Note or under any of the Loan Documents as a result of the occurrence of a default or Event of Default hereunder or under the Note unless Lender has first mailed written notice of such default or Event of Default to Borrower, to the address of Borrower set forth herein, and unless Borrower has failed to cure such default or Event of Default within the times hereinafter permitted. If such default or Event of Default is a monetary default or Event of Default (i.e., may be cured by the payment of a sum certain), Borrower shall have a period of five (5) days within which to cure such default or Event of Default. As to monetary Defaults, Borrower shall be entitled to only one (1) such notice of default and opportunity to cure as provided in this paragraph in any consecutive twelve (12) month period. If such default or Event of Default is not a monetary default or Event of Default, Borrower shall have a period of thirty (30) days within which to cure such default or Event of Default; provided, however, if such default or Event of Default is not susceptible to cure within thirty (30) days, Lender shall not be entitled to exercise any of such remedies if Borrower initiates cure of such default or Event of Default within the thirty-day period and diligently pursues to completion cure of such default or Event of Default within a reasonable time thereafter. Each of the cure periods herein set forth shall commence on the date of mailing of such notice by Lender to borrower. Borrower shall not be entitled to any notice and opportunity to cure provided in this paragraph for Events of Default specified in subparagraphs (e), (f), (h), and (i) of paragraph 2.01 of this Deed.

                      [SIGNATURES APPEAR ON PAGE 24]


          IN WITNESS WHEREOF, Borrower has executed this Deed under seal, as of the day and year first above written.

                                   BORROWER:

Signed, sealed and delivered
in the presence of:                WEST STEWARTS MILL ASSOCIATES,
                                   LTD., a Georgia limited partnership
                                   by its sole general partner

___________________________
Witness

____________________________       By: /s/ Charles H. Lesley  (SEAL)
Notary Public                         ------------------------
                                   Charles H. Lesley
My Commission expires:


____________________________
(NOTARY SEAL)

                                 EXHIBIT A
                                 ---------

TRACT A
-------

ALL THAT TRACT OR PARCEL OF LAND lying, situated and being in Land Lots 129 and 130 of the 2nd District, 5th Section, Douglas County, Georgia, which tract is more particularly described as follows:

TO FIND THE POINT OF BEGINNING, commence at the common corner of Land Lots 129, 130, 159 and 160 of said District and Section; running thence along the westerly land lot line of Land Lot 129 South 01 degrees 24' 28" East
637.36 feet to an iron pin placed and THE POINT OF BEGINNING; FROM SAID POINT OF BEGINNING AS THUS ESTABLISHED, thence South 63 degrees 09' 44" East 152.49 feet to an iron pin found on the northwesterly right-of-way line of Georgia Highway No. 5 (at which point said road has an 80-foot right-of-way); thence along the northwesterly right-of-way line of Georgia Highway No. 5 and along the arc of a curve to the left (said curve being subtended by a chord bearing South 17 degrees 08' 50" West and having a chord distance of 94.49 feet) an arc distance of 94.56 feet to a point located on said right-of-way line; thence continuing along said right-of-way line South 14 degrees 32' 55" West 115.98 feet to a point located on said right-of-way line; thence leaving said right-of-way line South 88 degrees 46' 22" West 324.59 feet to a point; thence South 01 degrees 13' 37" East 5.00 feet to a point; thence South 88 degrees 46' 23" West 285.00 feet to a point; thence North 08 degrees 46' 23" East 470.13 feet to an iron pin placed; thence South 89 degrees 36' 17" East 391.54 feet to an iron pin placed; thence South 01 degrees 19' 10" East 140.00 feet to an iron pin found; thence South 63 degrees 00' 18" East 71.62 feet to an iron pin placed that is THE POINT OF BEGINNING; said tract or parcel containing 5.53 acres (being designated "Tract B"), per plat of survey prepared for West Stewarts Mill Associates, Ltd. and Confederation Life Insurance Company by Crawford-Williams Assoc., Inc., dated August 11, 1986, last revised July 27, 1987, and bearing the certification of Douglas C. Crawford, Georgia Registered Land Surveyor No. 1833.

TRACT B
-------

ALL THAT TRACT OR PARCEL OF LAND situated, lying and being in Land Lots 129 and 130 of the 2nd District, 5th Section, Douglas County, Georgia, and being more particularly described as follows:

BEGINNING at a point in the centerline of a branch (which point is located South 01 degrees 39' 46" East a distance of 281.69 feet from the common corner of Land Lots 129, 130, 159 and 160, said District, Section and County, as measured along the easterly land lot line of said Land Lot 130); thence in a southeasterly direction along the centerline of said branch and following the meanderings thereof generally along the following courses and distances: South 80 degrees 42' 14" East 50.76 feet; South 70 degrees 45' 11" East 39.61 feet; South 60 degrees 22' 46" East 85.20 feet; South 45 degrees 00' 00" East 49.46 feet; North 81 degrees 47' 08" East 40.38 feet; North 88 degrees 08' 56" East 23.90 feet; South 75 degrees 57' 53" East
80.38 feet to a point in the westerly right-of-way line of Georgia Highway 5 (an 80-foot right-of-way); thence South 36 degrees 04' 12" West along said westerly right-of-way line 47.13 feet to a point; thence South 35 degrees 59' 28" West, continuing along said westerly right-of-way line,
49.95 feet to a point; thence South 36 degrees 02' 07" West, continuing along said westerly right-of-way line, 71.37 feet to a right-of-way monument; thence southwesterly, continuing along said westerly right-of-way line, along a curve to the left (said curve having a chord length of 200.99 feet on a bearing of South 28 degrees 19' 04" West) an arc distance of
201.69 feet to an iron pin found, which iron pin is located northeasterly
591.70 feet, as measured along said westerly right-of-way line, from the intersection of said westerly right-of-way line with the northerly right-of-way line of West Stewarts Mill Boulevard (a 90-foot right-of-way); thence North 63 degrees 09' 44" West, leaving said.westerly right-of-way line, 152.55 feet to an iron pin placed in the westerly line of Land Lot 129 (which is also the easterly line of Land Lot 130), said District, Section and County; thence North 63 degrees 00' 19-West 71.62 feet to an iron pin found; thence North 01 degrees 19' 10" West 140.00 feet to an iron pin placed; thence North 01 degrees 15' 53" West 105.17 feet to an iron pin found; thence South 79 degrees 27' 11" East 65.27 feet to an iron pin found in the easterly line of said Land Lot 130 (which is also the westerly line of Land Lot 129); thence North 01 degrees 39' 46" West along said easterly land lot line 89.95 feet to THE POINT OF BEGINNING; said tract containing
2.27 acres as shown on a survey for West Stewarts Mill Associates, Ltd. and Confederation Life Insurance Company, prepared by Crawford-Williams Assoc., Inc., dated July 2, 1987, and bearing the certification of Douglas C. Crawford, Georgia Registered Land Surveyor No. 1833.

TOGETHER WITH:

As to both Tracts A and B above:
-------------------------------

All of the rights, benefits and privileges appertaining to such Tracts under and pursuant to that certain Declaration of Reciprocal Easements and Restrictions, dated December 19, 1985, by West Stewarts Mill Associates, Ltd., a Georgia limited partnership, recorded in Deed Book 496, page 26, records of Douglas County, Georgia, as amended by that certain First Amendment to Declaration of Reciprocal Easements and Restrictions, dated September 16, 1986, by West Stewarts Mill Associates, Ltd., a Georgia limited partnership, recorded in Deed Book 528, page 452, aforesaid records.

                                 EXHIBIT B
                                 ---------

                        Permitted Title Exceptions


1.   Taxes and assessments for the year 1987 and subsequent years.

2. Rights of tenants in possession as tenants only under unrecorded leases.

3. Rights of upper and lower riparian owners in and to the waters of creeks or branches, if any, crossing or adjoining the property and the natural flow thereof free from diminution or pollution.

4. Declaration of Reciprocal Easements executed by West Stuarts Mill Associates, Ltd., dated May 23, 1986, and recorded at Deed Book 496, page 26, Douglas County, Georgia, records, as modified by First Amendment to Declaration of Reciprocal Easements and Restrictions dated September 16, 1986, by West Stuarts Mill Associates, Ltd., a Georgia limited partnership, filed September 17, 1986, at 12:23 p.m. at Deed Book 528, page 452, aforesaid records.

5. Right-of-Way Deed and Agreement Regarding Right-of-Way Deeds and Escrow Funds between Department of Transportation, State of Georgia, and West Stuarts Mill Associates, Ltd., both being dated January 15, 1986, and filed January 31, 1986, at 3:28 p.m. at Deed Book 500, page 474, and Deed Book 500, page 476, respectively, aforesaid records.

6. The following as shown on plat of survey entitled "As Built-Park Plaza") prepared by Douglas C. Crawford, Georgia Registered Land Surveyor No. 1833, of Crawford-Williams, Assoc., Inc., dated August 11, 986, and last revised September 10, 1986, and supplemented by surveyor's report dated December 22, 1986:

     (a) 20-foot sanitary sewer line, with manholes, crossing western portion of subject property.

     (b)  Fire hydrant located along southern property boundary.

                                 EXHIBIT C
                                 ---------

                                Schedule 1

              ("Description of "Debtor" and "Secured Party")

A.   Debtor

     1.   Name and identity:

     West Stewarts Mill Associates, Ltd., a Georgia limited partnership whose sole general partner is Charles H. Lesley

     2. The residence or principal place of business of Debtor in the State of Georgia is located at:

          185 The Exchange
          Suite 200
          Atlanta, Georgia 30339

     3. Debtor has been using or operating under said name and identity without change since September 4, 1985.

B.   Secured Party.

     CONFEDERATION LIFE INSURANCE COMPANY, a mutual insurance company incorporated in Canada.

                                Schedule 2
                                ----------

        (Notice of Mailing Address of "Debtor" and "Secured Party")


1.   The mailing address of Debtor is:

     West Stewarts Mill Associates, Ltd.
     185 The Exchange
     Suite 200
     Atlanta, Georgia 30339

2.   The mailing address of Secured Party is:

     Confederation Life Insurance Company
     321 Bloor Street East
     Toronto, Canada, M4W lH1
     Attention:  Diane Lucci
                    Mortgage Administration Department

                                 EXHIBIT D
                                 ---------


The Premises shall be used for a neighborhood retail center.

                     FIRST AMENDMENT TO DEED TO SECURE
                        DEBT AND SECURITY AGREEMENT


          THIS FIRST AMENDMENT, made and entered into this 27th day of November, 1987, by and between WEST STEWARTS MILL ASSOCIATES, LTD., a Georgia limited partnership (hereinafter referred to as "Borrower"), and CONFEDERATION LIFE INSURANCE COMPANY, a mutual insurance company incorporated in Canada (hereinafter referred to as "Lender"),


                           W I T N E S S E T H:

          WHEREAS, on August 6, 1987, Borrower and Lender entered into that certain Deed to Secure Debt and Security Agreement (hereinafter referred to as the "Security Instrument"), which Security Instrument was recorded in Deed Book 571, Page 388, Douglas County, Georgia records; and

          WHEREAS, Borrower has requested, and Lender has agreed, that Subparagraph 2.01(i) of the Security Instrument be modified to reflect more clearly the parties intent concerning conveyance and encumbrance of partnership interests in Borrower; and

          WHEREAS, Borrower has requested, and Lender has agreed, that the Note, as that term is defined in the Security Instrument, be amended by an instrument entitled "First Amendment to Real Estate Note" to reflect a different due date for payment of monthly installments of principal and interest; and

          WHEREAS, the parties hereto now desire to amend the Security Instrument to modify Subparagraph 2.01(i) therein and to reflect the execution of the First Amendment to Real Estate Note.

          NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), each paid to the other, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Subparagraph 2.01(i) of the Security Instrument, appearing on Page 16 thereof, is hereby deleted in its entirety and there is substituted in lieu thereof the following subparagraph:

               (i) Borrower sells, assigns, conveys or transfers or contracts to sell, assign, convey or further pledges, hypothecates or otherwise encumbers the Premises, except in accordance with Paragraph 1.17 of this Deed.

          2. Subparagraph (a) of the Security Instrument, appearing at the bottom of Page 2 and continuing on the top of Page 3 of the Security Instrument, is hereby deleted in its entirety and there is substituted in lieu thereof the following paragraph:

               (a) The debt evidenced by that certain real estate note, dated of even date herewith, made by Borrower to the order of Lender, as amended by First Amendment to Real Estate Note dated November __, 1987, in the principal face amount of Three Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($3,725,000.00) with the final payment being due on or before September 10, 2001, together with any and all renewals, modifications, consolidations and extensions of the Indebtedness evidenced thereby (hereinafter referred to as the "Note"); and

          3. Except as specifically amended by Paragraphs 1 and 2 above, all other terms and conditions of the Security Instrument shall remain in full force and effect.

          IN WITNESS WHEREOF, Borrower and Lender have executed this First Amendment to Deed to Secure Debt and Security Agreement, under seal, as of the day and year first above written.

Signed, sealed and delivered
in the presence of:                BORROWER

                                   WEST STEWARTS MILL ASSOCIATES,
_____________________________      LTD., a Georgia limited
Unofficial Witness                 partnership


_____________________________      By:/s/ Charles H. Lesley (SEAL)
Notary Public                         ---------------------
                                      Charles H. Lesley,
                                      General Partner
My Commission Expires:

     [NOTARY SEAL]


Signed, sealed and delivered
in the presence of:                LENDER

                                   CONFEDERATION LIFE INSURANCE
______________________________     COMPANY, a mutual insurance
Unofficial Witness                 company incorporated in Canada


______________________________     By:/s/ J.C. Curtis
Notary Public                         ---------------------------
                                      Title:  J.C. CURTIS
                                              INV. V.P.-INSURANCE INV.
My Commission Expires:                                    [CORPORATE SEAL]

     [NOTARY SEAL]                 By:/s/ Heather A.T. Hunter
                                      -----------------------------
                                      H.A.T. Hunter
                                      ASSISTANT V.P.-U.S. INVESTMENTS

PROVINCE OF ONTARIO           )
                              ) SS:
JUDICIAL DISTRICT OF YORK     )


          BEFORE ME, a Notary Public in and for the said Judicial District and Province, personally appeared the above named J.C. CURTIS and H.A.T. HUNTER known to me to be the Investment Vice-President, Insurance Investments and Assistant Vice-President, U.S. Investments respectively, of Confederation Life Insurance Company, and acknowledged the signing of the foregoing instrument to be their, voluntary act and deed, and the voluntary act and deed of the said Confederation Life Insurance Company.

          IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my notarial seal on the 27th day of November, 1987.


                              ___________________________________
                              A NOTARY PUBLIC in and for the Province of Ontario

                  SECOND AMENDMENT TO DEED TO SECURE DEBT
                          AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO DEED TO SECURE DEBT AND SECURITY AGREEMENT (the "Second Amendment") is made and entered into as of this 1st day of November, 1993, by and between WEST STEWARTS MILL ASSOCIATES, L.P. (successor by name change to West Stewarts Mill Associates, Ltd.), a Georgia limited partnership ("Borrower") and CONFEDERATION LIFE INSURANCE COMPANY, a mutual insurance company incorporated in Canada ("Lender").

                           W I T N E S S E T H:

     WHEREAS, Borrower executed that certain Deed to Secure Debt and Security Agreement in favor of Lender dated August 6, 1987 and recorded at Deed Book 571, Page 388 of the Douglas County, Georgia records, as amended by that certain First Amendment to Deed to Secure Debt and Security Agreement by and between Lender and Borrower dated November 27, 1987 and recorded at Deed Book S89, Page 208, aforesaid records (the "Security Deed"), which Security Deed encumbers the real property described on Exhibit A attached hereto and made a part hereof (the "Property"); and

     WHEREAS. Borrower has requested and Lender has agreed to modify the Note secured by the Security Deed as more particularly hereinafter set forth.

     NOW THEREFORE, for and in consideration of the covenants and agreements contained herein, Ten and No/100 Dollars ($10.00) and other good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged by Lender and Borrower, Lender and Borrower hereby agree as follows.

     1. NOTE MODIFICATIONS. The description of the Indebtedness contained in subparagraph (a) located at the bottom of page 2 and continuing on the top of page 3 of the Security Deed is hereby revised to read as follows:

          (a) The debt evidenced by that certain Real Estate Note, dated August 6, 1987, made by Borrower to the order of Lender in the principal face amount of Three Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($3,725,000.00) with final payment being due on or before September 10, 2001, as amended by that certain First Amendment to Real Estate Note dated November 27, 1987 by and between Lender and Borrower, as further amended by that certain Modification of Real Estate Note dated November 21, 1988 by and between Lender and Borrower, and as further modified by that certain Third Amendment to Real Estate Note of even date by and between Lender and Borrower, together with any and all renewals, modifications, consolidations and extensions of the Indebtedness evidence thereby (hereinafter referred to as the "Note").

All references to the Note contained in the Security Deed and any other documents or agreements executed in connection therewith shall be deemed to include references to the Note as modified by the instruments referenced herein.

     2. REAFFIRMATION. Except as modified by this Second Amendment, the terms and conditions of the Security Deed, as amended, remain in full force and effect, the same being republished and confirmed hereby.

     IN WITNESS WHEREOF, the duly authorized representatives of Lender and Borrower have executed this Agreement under seal as of the day and year first above written.

As to Lender signed, sealed and    LENDER:
delivered in the presence of:
                                   CONFEDERATION LIFE INSURANCE
_______________________________    COMPANY, a mutual insurance
Unofficial Witness                 company incorporated in Canada

_______________________________    By: /s/ Ross D. Friend
Notary Public                         -------------------------
                                   Name:  Ross D. Friend
                                        -----------------------
                                   Title: Legal Vice President
                                         ----------------------
My Commission Expires:
                                   By: /s/ Kevin Ellis
Notary Public                         -------------------------
                                   Name:  Kevin Ellis
_______________________________    -----------------------
                                   Title: Manager Mortgage
                                           Investments
                                         ----------------------
   (NOTARY SEAL)


As to Borrower signed, sealed      BORROWER:
AND delivered in the presence of:
                                   WEST STEWARTS MILL ASSOCIATES,
                                   L.P. (successor by name change
_______________________________    to West Stewarts Mill
Unofficial Witness                 Associates, Ltd.), a Georgia
                                   limited partnership

_______________________________    By: /s/ Charles H. Lesley (SEAL)
Notary Public                         ---------------------
                                   Name:  Charles H. Lesley
                                        its sole general partner

My Commission Expires:

_______________________________

   (NOTARY SEAL)